Exhibit 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 9, 2016

URx acquisition trust

By:	KMJZ Investments, LLC

	By:	/s/ Jonathan D. Wasserman
	Name:	Jonathan D. Wasserman
	Title:	Vice President and Secretary

KMJZ INVESTMENTS, L.L.C.

By:	/s/ Jonathan D. Wasserman
Name:	Jonathan D. Wasserman
Title:	Vice President and Secretary

CHAI TRUST COMPANY, LLC

By:	/s/ Phillip G. Tinkler
Name:	Phillip G. Tinkler
Title:	Chief Financial Officer

ARBICHA INVESTMENTS, LLC

By:	Arbicha, LLC, Sole Member

	By:	/s/ Randall Kaplan
	Name:	Randall Kaplan
	Title:	Manager

CASA VICENTE LLC

By:	/s/ David Leyrer
Name:	David Leyrer
Title:	Manager